UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2021

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 8, 2021, Wolfspeed, Inc. (the “Company”) issued a notice (the “Redemption Notice”) to holders of the Company’s 0.875% Convertible Senior Notes due 2023 (the “Notes”) calling for redemption (the “Redemption”) of all outstanding Notes. A copy of the Redemption Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.04.

On December 23, 2021 (the “Redemption Date”), all then-outstanding Notes that are called for Redemption and have not been submitted for conversion will be repurchased for cash at a price (the “Redemption Price”) equal to the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date.

Notes that are called for Redemption may be submitted for conversion at any time before 5:00 p.m. (New York City time) on the second business day before the Redemption Date (or, if the Company defaults in the payment of the Redemption Price, at any time until the Redemption Price has been paid or duly provided for). The Company currently expects that holders of Notes called for Redemption will convert such Notes before the Redemption Date. However, those holders are not obligated to convert their Notes, and the Company will be required to pay the Redemption Price for all Notes called for Redemption that have not been converted. Notes that are converted after they are called for Redemption will be settled in shares of the Company’s common stock (together with cash in lieu of any fractional share) at the conversion rate. As of the date of the Redemption Notice, the conversion rate of the Notes is 16.6745 shares of the Company’s common stock per $1,000 principal amount of Notes. However, in accordance with the Indenture referred to below, the Conversion Rate applicable to Notes called for Redemption that are converted during the period beginning on, and including, December 8, 2021, and ending on, and including, December 21, 2021 will be increased to 16.7769 shares of the Company’s common stock per $1,000 principal amount of Notes.

The Notes are governed by an indenture (the “Indenture”), dated as of August 24, 2018, between the Company and U.S. Bank National Association, as trustee. The above description of the certain provisions of the Indenture is a summary and is not complete. A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture set forth in such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

4.1
Indenture, dated as of August 24, 2018, between Wolfspeed, Inc. (formerly Cree, Inc.) and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Wolfspeed, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2018)

99.1	Redemption Notice for 0.875% Convertible Senior Notes due 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: December 8, 2021